                                                                    EXHIBIT 10.5
                              EMPLOYMENT AGREEMENT
                              --------------------

     Agreement entered into as of this 30th day of September, 1991, by and between NE Restaurant Company Limited Partnership, NE Restaurant (Glastonbury) Limited Partnership and NE Restaurant (Cambridge) Limited Partnership (collectively, the "Partnerships"); the respective general partners of the Partnerships, NE Restaurant Company, Inc., NE Restaurant (Connecticut), Inc. and NE Restaurant (Cambridge), Inc. (collectively, the "General Partners"); and Paul Hoagland (the "Employee"). The Partnerships and the General Partners shall hereinafter be collectively referred to as the "Employers."

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Employers are desirous of assuring to themselves for a minimum one year period the benefits to be obtained from the special abilities and talents of the Employee relative to the operation of the Employers' business and the Employee is desirous of working for the Employers.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, it is hereby agreed by and between the Employers and the Employee as follows:

     1.  Employment and Compensation.
         ---------------------------

         (a) General.  The Employers agree to employ the Employee during the
             -------
term set forth herein, and the Employee agrees to be employed by the Employers for the performance of the duties hereinafter set forth (i) at a base salary (the "Base Salary") of One Hundred Twenty Thousand Dollars ($120,000) per year (pro rated for any partial year), or such greater amount as the General Partners may authorize from time to time, in their sole discretion, and (ii) for the Incentive Compensation described below. The Base Salary shall be payable bi-weekly or on such other basis, not less frequently than monthly, as the Employers may generally pay their salaried employees. The Employee is not entitled to additional compensation for services as an officer or director of the Employers unless such additional compensation is approved by the General Partners.

         (b) Incentive Compensation.  The Employee shall be eligible to receive
             ----------------------
an annual performance bonus in an amount of up to fifty (50%) percent of the Base Salary which will be based upon a bonus plan tied to the combined operating results of the Partnerships to be established and revised from time to time by the General Partners.

     2.  Duties and Responsibilities.  The Employee shall be employed as Vice
         ---------------------------
President of each of the General Partners and Chief Financial Officer of each of the Partnerships, subject to the approval of the applicable liquor licensing authorities. He shall also have such other duties of similar responsibility and authority as may from time to time be assigned to him by the General Partners. The Employee shall devote to the performance of his duties on behalf of the Employers
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all of his time, energy and experience. The Employee shall at all times be subject to the supervision of the General Partners and their respective Boards of Directors.

     3.  Expenses.
         --------

         (a) General.  Each Employer agrees to reimburse the Employee for all
             -------
reasonable expenses incurred by him in connection with the business of that Employer.

         (b) Automobile.  Without limiting the foregoing, the Employers agree
             ----------
to pay the Employee an automobile allowance of $650.00 per month and to reimburse the Employee for reasonable expenses (subject to appropriate documentation), including insurance and repair, incurred by the Employee in connection with the use of his automobile for Employer business purposes.

     4.  Employee Benefits.  In addition to his salary, the Employee shall
         -----------------
receive such additional benefits, if any, by way of insurance, participation in pension, profit sharing or thrift plans, hospitalization and similar employee benefits as may from time to time be afforded or made available to employees by the Employers generally.

     5.  Equity Participation.
         --------------------

         (a) If the Employee is then a full-time employee of the Partnerships, the Employers agree to grant to the Employee a 4.5% Limited Partnership interest (the "Incentive Interest") in each of the Partnerships upon receipt by the Investor Limited Partners of the Partnerships of aggregate distributions from the Partnerships equal to the amount of their combined capital contributions to the Partnerships plus an annual priority return of 15% compounded annually (the "Cumulative Priority Return"). In addition, if the Employee is then a full-time employee of the Partnerships, commencing at the end of the Partnerships' third full fiscal year through the end of the Partnerships' sixth full fiscal year, the Employee may earn up to one-half of said Limited Partnership interest (2.25%) if the Partnership's meet certain performance goals as set forth in the vesting schedule set forth below. The Employee shall not be deemed to be a full-time employee (for purposes of this Section 5 and Section 6) if either the Employee or an Employer has given the other notice of the termination of the Employee's full-time employment.

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
                                                  Cumulative                  Total Cumulative
            Fiscal Year (1)                      EBITDA (1)(2)         Percentage Interest Vested (3)
            -----------                          -------------         ------------------------------
End of 3rd full
    Fiscal Year.........................           $ 6,503,000                     .75%

End of 4th full
    Fiscal Year.........................           $ 9,703,000                    1.50%

End of 5th full
    Fiscal Year.........................           $13,416,000                    2.25%

End of 6th full
    Fiscal Year.........................           $17,544,000                    2.25%

___________________

(1) If the Partnerships' fiscal years change, appropriate equitable adjustments will be made to this vesting schedule as agreed to by the General Partners and the Employee.

(2) The combined cumulative Partnership earnings before interest, taxes, amortization and transactions outside of the ordinary course of business, from the beginning of the Partnerships' first full fiscal year through the end of the fiscal year indicated in column 1. EBITDA shall be calculated in accordance with generally accepted accounting principles. The EBITDA reported in the Partnerships' audited financial statements shall be binding and conclusive on all parties.

(3) The Limited Partnership interest indicated shall be deemed to be vested as of the first day of the immediately following fiscal year.

          (b) Notwithstanding the vesting of the Incentive Interests in the Partnerships hereunder, the Employee shall not be entitled to any distributions from the Partnerships with respect to such Interests in connection with (i) a capital transaction, (ii) a financing or refinancing of the business or assets of the Partnership, or (iii) the liquidation or dissolution of the Partnership, until the Investor Limited Partners have received aggregate distributions from the Partnerships equal to the amount of their combined capital contributions to the Partnerships plus the Cumulative Preferred Return.

          (c) As a condition to receiving the Incentive Interests set forth above, the Employee shall be required to execute such documents as may be reasonably required by the applicable Partnerships to effect the issuance of the Incentive Interest to the Employee and the Employee's agreement to be bound by the terms and conditions of the applicable partnership agreement with respect to that interest, including without limitation, the restrictions on transfer set forth therein.

              (d) At the end of the third fiscal year and each fiscal year thereafter, the General Partners will review the terms of the Incentive Interest and make such changes, if any, that shall increase the vesting of the Incentive Interest as they deem appropriate, in their sole discretion, subject to the limitations set forth under the partnership agreements of the Partnerships.

          6.  Right of Repurchase.
              -------------------

              (a) If the Employee shall cease to be employed by the Employers on a full time basis by the voluntary act of the Employee within the period ending five (5) years from the Acquisition Date (as defined in Section 9) or at the request of the Employers for Cause (as defined in Section 10), the Employers shall have an option for a period of ninety (90) days commencing on the date of cessation of full time employment to purchase all of the Incentive Interests then owned by the Employee that were granted under Section 5 of this Agreement (the "Vested Interests''). Upon written demand by one or more of the Employers to the Employee he or his estate shall sell and the electing Employers (or their designees) shall purchase all of such Vested Interests. The purchase price of the Interests shall be the Fair Market Value thereof.

              (b) The Fair Market Value shall be determined by agreement of the Employee and the General Partners within fifteen (15) days after written request therefor from one to the other. In the event such Fair Market Value cannot be so determined within such time period, each party shall select an experienced investment banking firm by notice to the other within ten (10) days after written request by either. In the event both parties do not select the same firm, the two (2) firms selected shall select a third experienced investment banking firm which shall, within thirty (30) days after selection, determine the Fair Market Value of the Vested Interests. Fair Market Value shall be the amount which the selected firm determines would be paid by a third party to acquire all of the Vested Interests, assuming the payment of the purchase price in cash at closing, pursuant to open and competitive bidding conducted by a knowledgeable and experienced investment banking firm, assuming complete cooperation by management, with no reduction for the fact that the Vested Interests being valued constitutes a minority interest or that there is no public market for such Interests. In the event the investment banking firm selected provides a range of values as opposed to a single value, the Fair Market Value shall be the median of the range of values. The report of Fair Market Value shall be deemed the Fair Market Value Report. The cost of any determination of Fair Market Value shall be borne equally by the Partnerships as a group and the Employee on the other hand.

              (c) The closing of the purchase of the Vested Interests pursuant to this Agreement shall be made as follows:

              (i) Unless otherwise agreed upon in writing by the Employee and the Partnerships (or their designees), the closing shall take place in the principal executive offices of NE Restaurant Company, Inc. at eleven o'clock in the morning on the sixtieth (60th) business day after the later of

              (i) the full exercise of their respective options, or (ii) receipt by the Employers of the Fair Market Value Report.

              (ii) The Employee shall deliver to each purchaser at the closing such instruments of assignment as they shall reasonably request transferring the Vested Interests, free and clear of any and all liens and encumbrances whatsoever (and shall deliver a written warranty and representation to such effect), against delivery of a check drawn in an amount equal to the Fair Market Value.

              (d) Notwithstanding anything to the contrary in the limited partnership agreements of the Partnerships, during the term of the Employee's full-time employment, and for a period of ninety (90) days thereafter, the Employee may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of his Vested Interest without the consent of the General Partner of the applicable Partnership, which may be withheld by the General Partner in its sole discretion.

              (e) The Employee further agrees that his Incentive Interests shall be subject to the right of first purchase and other restrictions on transfer set forth by Brinker International, Inc. (or its successors or assigns, collectively "Brinker") under the Development Agreement and Franchise Agreements entered into by the Partnerships with Brinker, as such agreements may be amended from time to time.

          7.  Non-Competition.
              ---------------

              (a) During the term of his employment with the Employers hereunder, the Employee will be a full-time employee of the Employers and will not work as a consultant, employee, owner or part-owner of any other business.

              (b) For so long as the Employee is employed by an Employer and for a period of one (1) year thereafter (the "Non-Competition Period"), the Employee will not, without the express written consent of the Employer:

              (i) directly or indirectly, engage in, participate in, or assist, as owner, part-owner, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization engaged in the restaurant business whose menu, method of operation or 0000clientele, is the same or is similar to that of restaurants owned, operated or under development by an Employer (the "Company Restaurants"), and which are, or are intended to be located, within a ten (10) mile radius of the locations of any such Company Restaurants;

              (ii) impair or attempt to impair the relationship, contractual or otherwise, between an Employer and any person who is a supplier, customer or client of the Employer; or

              (iii) hire or attempt to hire away from an Employer any director, officer, employee or agent of the Employer, assist in such hiring by any other person, or otherwise encourage any person to terminate his or her employment with the Employer.

              (c) Nothing in paragraphs (a) - (b) hereof shall preclude the Employee from making passive investments of not more than 10% of a class of securities of any business enterprise registered under the Securities Exchange Act of 1934.

       8.     Employee Proprietary Information and Invention Agreement.
              --------------------------------------------------------

              (a) The Employee will keep in confidence, and will not disclose or transfer, any trade secrets or trade secret materials of an Employer to anyone. In addition, the Employee similarly will keep in confidence and will not disclose or transfer any information which is not technically a trade secret but which is identified to him as being confidential information of an Employer.
The Employee will not appropriate such trade secrets or confidential information for the benefit of himself or any other person.

              (b) The Employee will not remove from an Employer's premises, or make any copies of, trade secret material or material containing confidential information, except for use in an Employer's business. The Employee will return to an Employer all such materials, including all copies of it, in his possession or under his control, (i) at any time upon the request of the Employer, and (ii) without such a request at the termination of any employment by the Employer.

              (c) The Employee understands that the Employers will own and operate restaurants under the name and mark "Chili's Grill & Bar" as a franchisee of Brinker, and, in connection therewith, the Employee agrees to enter into an Agreement for Protection of Brinker's Trade Secrets Regarding the Development and/or Operation of a Restaurant Using the Chili's System as may be required by Brinker. The Employee further agrees to enter into a limited guaranty, together with the other executive officers of the General Partners, of the Employers obligations under their Franchise Agreements and Development Agreement with Brinker, in substantially the form presented to the Employee.

          9.  Term.  Unless sooner terminated as provided in Section 10 below,
              ----
the term of the Employee's employment hereunder shall be for an initial term of one (1) year, commencing if and when the Employers acquire substantially all the assets of Dunkin' Ventures Corporation (the "Acquisition Date") pursuant to that certain Asset Purchase Agreement, dated as of November 21, 1990, as amended by the Second Amendment to Asset Purchase Agreement dated as of August 22, 1991 as it may be further amended from time to time, and thereafter shall continue for an indefinite period unless terminated by either party upon six months' prior written notice. The Employers may, during the period following notice of termination, appoint another President and Chief Operating Officer, provided that the Employee continues to receive the benefits set forth elsewhere in this Agreement.

          10.  Termination.  The Employee's employment hereunder may be
               -----------
terminated at any time as follows:

               (a) By the Employee, upon a material breach by the Employers of any of their obligations hereunder which continues for a period of fifteen (15) days after written notice from the Employee to that effect.

               (b) By the Employers, for "cause," effective upon giving written notice to the Employee. "Cause" as used herein shall mean any of the following committed by the Employee, directly or indirectly:

               (i) Commission by the Employee of an act of dishonesty involving any Employer;

               (ii) Failure by the Employee to perform a material portion of his duties (not otherwise excused by the disability of the Employee), or material breach by the Employee of any representation, warranty or agreement of the Employee hereunder, which continues for a period of thirty (30) days after written notice from the a General Partner to the Employee to that effect;

               (iii) Commission by the Employee of an act of gross incompetence in the course of his employment hereunder;

               (iv) The Employee's use of drugs or alcohol which interferes with the Employee's performance of his duties or responsibilities under this Agreement; or

               (v)  It the Employee is found guilty or pleads nolo contendere
                                                              ---- ----------
                    to the commission of a felony or serious misdemeanor offense.

               (c) upon the death of the Employee; or

               (d) By either party, by giving written notice to the other, upon the "disability" of the Employee. "Disability" as used herein shall mean one hundred and eighty (180) consecutive days or two hundred ten (210) days out of twelve (12) consecutive months of inability, due to physical or mental cause, of the Employee to perform his usual and regular duties for the Employers. For purposes herein, the Employee shall be deemed to have ceased employment hereunder at the end of such period. Nothing in this Agreement shall impair the power of the Board of Directors of a General Partner to designate temporarily another Chief Operating Officer during any period while the Employee is so disabled, but such action shall not otherwise impair the Employee's rights under this Agreement. The Employers may, at any time during the period in which the Employee is unable to perform his usual and regular duties for the Employers, reasonably require the Employee to submit to the examination of a physician appointed by the Employers for the purpose of verifying the Employee's inability to perform his usual and regular duties. If the Employee shall disagree with the determination of the physician appointed by the Employers, he may request an examination to be conducted by a physician of his choice. If the two physicians shall disagree, the two physicians shall jointly appoint an independent physician, whose determination shall be final and binding upon the parties.

               (e) By the Employers, effective upon giving written notice to the Employee, if the Employee is rejected as an officer of the Employers by any applicable liquor licensing authority.

          11.  Prior Agreements.  The Employee hereby represents and warrants to
               ----------------
the Employers that he is not now under any obligation to any person, firm or corporation which is inconsistent with or in conflict with this Agreement or which would prevent, limit or impair in any way the performance by him of his obligations hereunder.

          12.  Remedies.  In the event of any breach or threatened breach by the
               --------
Employee of the provisions of this Agreement, the Employers shall be entitled to an injunction restraining such breach. Nothing herein shall be construed as prohibiting an Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee. The Employee acknowledges that his employment by the Employers imposes on him a duty to act solely for the benefit of the Employers in all matters connected with or related to his employment. The Employee agrees that in the event that he violates his duty of loyalty to an Employer, in addition to any and all other remedies which an Employer may have available to it, the Employer will be entitled, at its election, to recover from the Employee
(i) the value of anything belonging to the Employer which the Employee uses in breach of such duty or (ii) any benefit which the Employee receives as a result of violating his duty of loyalty, or its proceeds, and the Employer shall also be entitled to recover from the Employee the amount of damages thereby caused.

          13.  Miscellaneous.
               -------------

               (a) In case it is determined by a court of competent jurisdiction that any provision herein contained is illegal or unenforceable, such determination shall solely affect such provision and shall not impair the remaining provisions of this Agreement.

               (b) This Agreement contains the whole agreement between the parties hereto and the parties expressly acknowledge that there are no inducements, promises, terms, conditions or obligations made or entered into by an Employer or the Employee other than contained herein. This Agreement may not be amended except by a writing signed by the party against whom enforcement thereof is sought.

               (c) This Agreement shall be governed by the Laws or Commonwealth of Massachusetts.

               IN WITNESS WHEREOF, the parties hereto or their duly authorized representatives have signed, sealed and delivered this Agreement effective as of the day and year first above written.

THE EMPLOYERS:                NE RESTAURANT COMPANY LIMITED
                              PARTNERSHIP
                              By:  NE Restaurant Company, Inc.



                              By: /s/ Benjamin Jacobson
                                  ---------------------
                                  Benjamin Jacobson
                                  Chairman of the Board

                              NE RESTAURANT (GLASTONBURY) LIMITED
                              PARTNERSHIP
                              By:  NE Restaurant (Connecticut), Inc.



                              By: /s/ Benjamin Jacobson
                                  ---------------------
                                  Benjamin Jacobson
                                  Chairman of the Board

                              NE RESTAURANT (CAMBRIDGE) LIMITED
                              PARTNERSHIP
                              By:  NE Restaurant (Cambridge), Inc.



                              By: /s/ Benjamin Jacobson
                                  ---------------------
                                  Benjamin Jacobson
                                  Chairman of the Board

                              NE RESTAURANT COMPANY, INC.


                              By: /s/ Benjamin Jacobson
                                  ---------------------
                                  Benjamin Jacobson
                                  Chairman of the Board

                              NE RESTAURANT (CONNECTICUT), INC.


                              By: /s/ Benjamin Jacobson
                                  ---------------------
                                  Benjamin Jacobson
                                  Chairman of the Board

                              NE RESTAURANT (CAMBRIDGE), INC.



                              By: /s/ Benjamin Jacobson
                                  ---------------------
                                  Benjamin Jacobson
                                  Chairman of the Board



THE EMPLOYEE:                 /s/ Paul Hoagland
                              --------------------------
                              Paul Hoagland